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                                                                  Exhibit 10.312

                         ESCROW AND GUARANTEE AGREEMENT

     This ESCROW AND GUARANTEE AGREEMENT is made and entered into as of the ___, day of August, 2004, by and among Barclay Simonton Partners, L.L.C., a Florida limited liability company, (hereinafter referred to as "Seller"), Inland Western Lawrenceville Simonton, L.L.C., (hereinafter referred to as "Buyer"), and Chicago Title and Trust Company, (hereinafter referred to as "Escrow Agent") having as its address 171 N. Clark Street, Chicago, Illinois 60601.

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of the 30th day of April, 2004 and accepted as of the 5th day of May, 2004, (the "Contract"), Buyer acquired on and as of the date hereof from Seller certain real property commonly known as The Village Shoppes at Simonton located in Lawrenceville, Georgia (the "Property"); and

     WHEREAS, pursuant to the terms of the Contract, Seller has agreed to deposit with Escrow Agent the sum of Two Hundred Eighty One Thousand Six Hundred Fifty Three Dollars ($281,653.00) (the "Escrow Deposit") with respect to Seller's obligation to pay rent and reimbursable expenses to Buyer for the Vacant Space (as such term is hereinafter defined); and

     WHEREAS, Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten and 00/100 Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. ESCROW DEPOSIT. Seller hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the Escrow Deposit. Escrow Agent hereby agrees to deposit the Escrow Deposit into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Buyer, Seller and Escrow Agent with interest accruing for the benefit of Seller. The federal taxpayer identification of Seller is as follows: 61-1440222.

     2. ESCROW DISBURSEMENTS. The Escrow Deposit is comprised of two (2) components,

          (a) $239,653.00 (the "Leasing Deposit") representing minimum rent, common area maintenance, taxes and insurance payments for a twelve
              (12) month period, computed on the basis of 8,400 square feet of vacant space (the "Vacant Space"); and

          (b) an amount equal to $42,000.00 (the "TI/Leasing Deposit") for tenant improvement and leasing commissions costs computed on the basis of $6.00 per square foot vacant space at the Property.

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     The Leasing Deposit shall be held in escrow by Chicago Title subject to the terms and conditions of this Agreement and shall be disbursed as hereinafter provided. Commencing on the day of closing, and continuing on the first day of each calendar month thereafter for twelve (12) months from the Closing Date (provided that if Closing occurs on a day other than the first day of the month, such first payment shall be prorated accordingly), Buyer shall be entitled to receive from the Leasing Deposit, an amount equal to one twelfth (1/12) of the initial balance of the Leasing Deposit, which monthly payment shall continue until the earlier of (x) the date the Leasing Deposit has been disbursed in full or (y) with respect to any portion of the Vacant Space, the date that that portion of the Vacant Space has been leased, all leasing commissions and tenant improvements costs and expenses incurred in connection therewith have been paid in full, the tenant has occupied the space, is open for business, has commenced regularly scheduled monthly rent payments, and a certificate of occupancy has been issued (with respect to each Vacant Space the "Lease Up Event"). At such time as the Lease Up Event has occurred with respect to a particular space and Buyer has received all requisite payments due hereunder, the balance of the Leasing Deposit, if any, with respect to such space, shall be released to Seller.

     The TI/Leasing Deposit shall be held in escrow by Chicago Title subject to the terms and conditions of this Purchase Agreement and shall be disbursed as hereinafter provided. In the event that a lease is entered into for any Vacant Space of the Property, then the leasing commissions and tenant improvement costs payable with respect to such lease shall be disbursed from the TI/Leasing Deposit to the party entitled to receive payment of the same; provided, however,
(x) disbursements from the TI/Leasing Deposit with respect to tenant improvements costs shall be limited to the rate of $3.00 per square foot in any one Vacant Space, unless otherwise approved by Buyer, and (y) disbursements from the TI/Leasing Deposit with respect to leasing commissions shall be limited to the rate of $3.00 per square foot in any one Vacant Space, unless otherwise approved by Buyer. In the event that there are any sums remaining in the TI Leasing Deposit on the date which is 12 months from the Closing Date, then such sums shall be remitted to Buyer.

     3. LEASING. Seller shall continue to market and lease the vacant spaces within the Shopping Center; provided that: (i) the rental rate for all vacant space during the one (1) year term shall not be less, in the aggregate, than $24.36 per sq. ft. for the initial lease year, with annual increases of not less than one percent (1%) per annum; (ii) the terms for any such leases shall not be less than three (3) years; (iii) each lease shall require the tenant to pay its pro rata share of real estate taxes, insurance and other operating expenses (initially to be $3.780/sq. ft.); (iv) such leases shall be on the form currently being utilized by Seller; (v) each lease shall provide for typical retail uses not in conflict with other existing leases; and (vi) Seller shall have exercised commercially reasonable efforts to determine that each tenant is creditworthy consistent with past practices. Any deviations from the foregoing leasing parameters shall require the prior written consent of Buyer. During the one (1) year term of this Guarantee, Seller shall pay all brokerage commissions, tenant built-out and rental concessions, if any, agreed to during the one (1) year term, even if due after the expiration of the one (1) year term so long as such payment are for the initial term of the Lease and ont any renewal or option terms. Buyer shall promptly execute such leases, provided such leases are in conformity with the terms of this Agreement or have otherwise been approved by Buyer, promptly upon Seller's request.

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     4.   ESCROW ADMINISTRATION. The costs of administration of this Escrow
Agreement by Escrow Agent in the sum of Five Hundred Dollars ($500.00) shall be shared equally by Seller and Buyer. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto. This Escrow Agreement may be executed in multiple counterpart originals, each of which shall be deemed to be and shall constitute an original. If there is any conflict between the terms of this Escrow Agreement and the terms of the Contracts, the terms of this Escrow Agreement shall control.

     5. NOTICES. All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall either be: (i) delivered by facsimile transmission, or (ii) personally delivered, or (iii) sent by Federal Express or other overnight or same day courier service providing a return receipt, (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:

          If to Seller:          BARCLAY SIMONTON PARTNERS, L.L.C.
                                 c/o Barclay Group Operations, LLC
                                 1123 Overcash Drive
                                 Dunedin, Florida  34698
                                 Attention:  Tye Blume
                                 Telephone:  (727)733-7585
                                 Facsimile:  (727)733-9510

          With a copy to:        Stephen M. Hudoba, Esq.
                                 Hill, Ward & Henderson, P.A.
                                 3700 Bank of America Plaza
                                 101 East Kennedy Boulevard
                                 Tampa, Florida  33602-5195
                                 Telephone:  (813) 227-8405
                                 Facsimile:  (813) 221-2900

          If to Buyer:           Inland Western Lawrenceville Simonton, L.L.C.
                                 Attn: Steven Sanders
                                 501 C. Manatee Avenue West
                                 Holmes Beach, Florida  34217
                                 Telephone:  (941) 779-1000
                                 Facsimile:  (941) 779-2000

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           With a copy to:       The Inland Real Estate Group, Inc.
                                 Attn: Dennis K. Holland, Esq.
                                 2901 Butterfield Road
                                 Oak Brook, Illinois 60523
                                 Telephone:  (630) 218-8000
                                 Facsimile:  (630) 218-4900

     6. COUNTERPARTS. This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Escrow Agreement may be executed by facsimile.

     7. REPORTING. Escrow Agent agrees to deliver to Buyer, on a monthly basis, a copy of the bank statement of account of the Escrow Deposit. Such monthly statements shall be delivered to:
___________________________________________________________________.


                         (SIGNATURES ON FOLLOWING PAGE)

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow
Agreement to be signed and delivered as of the day and year first above written.


BUYER: INLAND WESTERN LAWRENCEVILLE SIMONTON, L.L.C., A Delaware limited liability company

                            By: Inland Western Retail Real Estate Trust, Inc., A Maryland Corporation, its sole member

                                 By:          /s/ Valerie Medina
                                         ---------------------------------------
                                 Name:        Valerie Medina
                                         ---------------------------------------
                                 Title:       Asst. Secretary
                                         ---------------------------------------


SELLER:                          BARCLAY SIMONTON PARTNERS, LLC, a
                                 Florida limited liability company


                                 By:        /s/ Daniel L. Vietto
                                         ---------------------------------------
                                           Daniel L. Vietto, Manager


ESCROW AGENT:                    CHICAGO TITLE AND TRUST COMPANY


                                 By:      /s/ [ILLEGIBLE]
                                         ---------------------------------------